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                                                                     Exhibit 4.1

                          FIRST SUPPLEMENTAL INDENTURE

     FIRST SUPPLEMENTAL INDENTURE, dated as of December 29, 1998, by and among HOST MARRIOTT CORPORATION, a Delaware corporation ("Host Marriott" and, prior to the Company Merger as defined below, the "Company"), HMC MERGER CORPORATION, a Maryland corporation ("Merger Sub" and, from and after the Company Merger, the "Company"), HOST MARRIOTT, L.P., a Delaware limited partnership (the "Operating Partnership"), and IBJ SCHRODER BANK & TRUST COMPANY, as Trustee (the "Trustee"), under the Indenture, dated as of December 2, 1996 (as supplemented and amended from time to time, the "Indenture"), between the Company and the Trustee.

                                    RECITALS
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     WHEREAS, Host Marriott issued under the Indenture $567,050,000 aggregate principal amount of 6 3/4 Convertible Subordinated Debentures due December 2, 2026 (the "Debentures");

     WHEREAS, on the date hereof, Host Marriott intends to merge with and into Merger Sub and Merger Sub will be the surviving Person in such merger with the name Host Marriott Corporation (the "Company Merger") and become the obligor under the Debentures and the Indenture;

     WHEREAS, pursuant to Section 1.5 of that certain Contribution Agreement, dated as of December 23, 1998, between the Company and the Operating Partnership, the Operating Partnership has agreed to assume the obligations of the Company (including the Indenture and the Debentures);

     NOW THEREFORE, in consideration of the foregoing and the mutual promises contained herein, the parties agree as follows:

     Section 1.  Successor Obligor.  In accordance with Article 8 of the
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Indenture, effective upon consummation of the Company Merger, Merger Sub will succeed to, and be substituted for, and may exercise every right and power of, Host Marriott under the Indenture with the same effect as if Merger Sub had been named therein as the obligor, and Merger Sub hereby assumes, effective upon consummation of the Company Merger, all of the obligations of Host Marriott pursuant to the Debentures and under the Indenture, including the due and punctual payment of the principal and interest (including any Additional Interest) on all the Debentures and the performance of every covenant of the Indenture on the part of the Company to be performed or observed.

     Section 2.  Definitions.  (a)  The following defined terms shall be added
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to Section 1.1 of the Indenture:

          "Operating Partnership" means Host Marriott, L.P., a Delaware limited partnership.

          "Operating Partnership Payment Obligations" has the meaning set forth in Section 10A.1."

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     Section 3.  Operating Partnership Covenants.  A new Article 10A regarding
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additional covenants of the Operating Partnership and the Company shall be added to the Indenture immediately following Article 10, as follows:

                                  "ARTICLE 10A

                              ADDITIONAL COVENANTS

          Section 10A.1. Operating Partnership Payment Obligations. The Operating Partnership assumes responsibility for, and agrees to pay, one hundred percent (100%) of the amount of each payment required to be made by the Company to Holders of Debentures pursuant to the terms of the Indenture and the Debentures with respect to the principal of (and premium, if any) and interest on the Debentures (the "Operating Partnership Payment Obligations").

          Section 10A.2. The Company's Obligations. Notwithstanding the foregoing assumption by the Operating Partnership, the Company retains responsibility for all of its obligations under the Indenture and the Debentures, including, without limitation, the obligation to make payment of the Operating Partnership Payment Obligations in the event the Operating Partnership fails to make any such payments in accordance with Section 10A.1. The assumption by the Operating Partnership of the Operating Partnership Payment Obligations shall not limit or affect the rights of the Trustee or the Holders of Debentures under Article 5 of the Indenture to take action against the Company if an Event of Default occurs under the Indenture.

          Section 10A.3. Manner of Payment. The Operating Partnership shall satisfy the Operating Partnership Payment Obligations on the dates and in the manner provided in the Indenture with respect to the Company's payment obligations under the Debentures.

          Section 10A.4. Compensation and Reimbursement. The obligations of the Company under Section 6.7 shall apply to the Operating Partnership with the same force and effect as such obligations apply to the Company with respect to the administration of the Indenture with respect to the Debentures (provided that the Operating Partnership's obligations under this Section 10A.4 shall not include indemnity payments solely attributable to a breach or alleged breach by the Company of its obligations under the Indenture, which payments shall be the sole responsibility of the Company)."

     Section 4.  Defaults and Remedies Against the Operating Partnership.  A new
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Article 5A regarding remedies against the Operating Partnership shall be added to the Indenture immediately following Article 5 as follows:

                                  "ARTICLE 5A

                   REMEDIES AGAINST THE OPERATING PARTNERSHIP

          Section 5A.01. Limitation on Action. The rights to and limitations on action against the Company set forth in Article 5 shall also apply to any action against the Operating Partnership for the enforcement of the Operating Partnership Payment

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     Obligations; without limiting the generality of the foregoing, the Trustee shall be permitted to pursue a remedy against the Operating Partnership for collection of the Operating Partnership Payment Obligations only under such circumstances as would enable the Trustee under Article 5 to pursue such remedy against the Company."

     Section 5.  Miscellaneous.  A new Article 1A shall be added to the
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Indenture immediately following Article 1 as follows:

                                  "ARTICLE 1A

                      MISCELLANEOUS PROVISIONS APPLICABLE

                          TO THE OPERATING PARTNERSHIP

          Section 1A.1 TIA Compliance. If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

          Section 1A.2. Notices. Copies of any notice that the Company delivers to, or receives from, the Paying Agent, the Securities Registrar, the Trustee, or the Holders of Debentures pursuant to the terms of this Indenture shall, promptly after such notice is delivered or received, be delivered by the Company to the Operating Partnership. Copies of any notice that the Trustee is required to deliver to the Company under this Indenture shall, at the time such notice is delivered to the Company, also be delivered to the Operating Partnership.

               Any notice or communication to the Operating Partnership shall be delivered to the Operating Partnership in the manner set forth in Section
     1.5 of this Indenture. The Operating Partnership's address for any such notice or communication shall be as follows:

                         Host Marriott, L.P.
                         10400 Fernwood Road
                         Bethesda, Maryland  20817
                         Attn:  General Counsel

          Section 1A.3. Successors and Assigns of the Operating Partnership. All covenants and agreements in this Indenture shall bind the Operating Partnership's successors and assigns and inure to the benefit of its successors and assigns, whether so expressed or not."

     Section 6.  Defined Terms.  All capitalized terms used but not defined
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herein shall have the meaning attributed to such terms under the Indenture.

     Section 7.  Effect of Recitals.  The Trustee shall not responsible in any
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manner whatsoever for or in respect of the recitals contained herein, all of which recitals are made solely by Merger Sub and the Operating Partnership.

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     Section 8.  Governing Law; Choice of Forum.  THIS AGREEMENT SHALL BE
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GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK,
INCLUDING, WITHOUT LIMITATION, SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND NEW YORK CIVIL PRACTICE LAWS AND RULE 327(B). EACH OF MERGER SUB AND THE OPERATING PARTNERSHIP HEREBY IRREVOCABLY SUBMIT TO THE JURISDICTION OF ANY NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK OR ANY FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK, IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE AND THE SECURITIES AND IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, JURISDICTION OF THE AFORESAID COURT. EACH OF MERGER SUB AND THE OPERATING PARTNERSHIP IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, ANY OBJECTION WHICH THEY MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM, NOTHING HEREIN SHALL EFFECT THE RIGHT OF THE TRUSTEE OR ANY SECURITY HOLDER TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST MERGER SUB AND THE OPERATING PARTNERSHIP IN ANY OTHER JURISDICTION.

     Section 9.  Counterparts.  The parties may sign any number of copies of
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this First Supplemental Indenture.  Each signed copy shall be an original but all such executed copies together shall represent the same agreement.

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     IN WITNESS WHEREOF, the parties hereto have cause this First Supplemental
Indenture to be duly executed, all as of the date first written above.


                              HOST MARRIOTT CORPORATION


                              By:
                                  ------------------------------------
                                  Name:
                                  Title:

                              HMC MERGER CORPORATION


                              By:
                                  ------------------------------------
                                  Name:
                                  Title:

                              HOST MARRIOTT, L.P.

                              By: HMC REAL ESTATE LLC,

                                  its general partner


                              By:
                                  ------------------------------------
                                  Name:
                                  Title:

                              IBJ SCHRODER BANK & TRUST COMPANY

                              as Trustee


                              By:
                                  ------------------------------------
                                  Name:
                                  Title:

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